UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 15, 2002
Date of Report (Date of earliest event reported)

INFORMAX, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-31577 (Commission File Number	52-1687783 (I.R.S. Employer Identification Number)

7600 Wisconsin Avenue Suite 1100 Bethesda, Maryland (Address of Principal Executive Offices)		20814 (Zip Code)

(240) 747-4000
(Registrant’s telephone number, including area code)

Item 5.   Other Events

               On October 15, 2002, InforMax, Inc., a Delaware corporation (“InforMax”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Invitrogen Corporation, a Delaware corporation (“Parent”), and Babcock, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Purchaser”). The Merger Agreement provides that Purchaser will commence a tender offer (the “Offer”) for all outstanding shares of InforMax’s common stock at a price of $1.36 per share, net to the seller in cash, within ten business days. The Offer is subject to certain conditions, including the receipt of all necessary government approvals and the tender, without withdrawal prior to the expiration of the Offer, of at least a majority of InforMax’s outstanding shares of common stock on a fully diluted basis. Following consummation of the Offer and the satisfaction or waiver of certain conditions, Purchaser will be merged with and into InforMax (the “Merger”) with InforMax surviving the Merger as a wholly owned subsidiary of Parent, and all remaining outstanding shares of InforMax common stock will be converted into the right to receive $1.36 per share in cash. The foregoing description of the Merger does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which is filed as Exhibit 2.1 and incorporated herein by reference.

              In connection with entering into the Merger Agreement, InforMax’s board of directors approved an amendment (the “Rights Amendment”) to the Shareholder Rights Agreement dated June 4, 2001 by and between InforMax and American Stock Transfer & Trust Company, as rights agent (the “Rights Agreement”). The Rights Amendment provides, among other things, that neither the Purchaser nor Parent nor any of their Affiliates or Associates (as such terms are defined in the Rights Agreement) shall be deemed to be an “Acquiring Person” by virtue of the execution of the Merger Agreement or the consummation of the transactions contemplated by the Merger Agreement. A copy of the Rights Amendment is attached hereto as Exhibit 4.1 and incorporated herein by reference.

              On October 15, 2002, InforMax and Parent issued a joint press release, which is filed as Exhibit 99.1 hereto and incorporated by reference herein, announcing the execution of the Merger Agreement.

Forward Looking Statements

              This Current Report on Form 8-K contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties, including, but not limited to, insufficient shares being tendered by InforMax’s stockholders, the non-occurrence of other conditions required for completion of the tender offer, and termination of the proposed transaction pursuant to the terms of the Merger

Agreement. InforMax undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

2.1.	Agreement and Plan of Merger dated as of October 15, 2002 by and among InforMax, Inc., Invitrogen Corporation, and Babcock, Inc.

4.1.	First Amendment dated as of October 15, 2002 to the Rights Agreement dated June 4, 2001 by and between InforMax and American Stock Transfer & Trust Company as Rights Agent

99.1.	Joint Press Release of InforMax, Inc. and Invitrogen Corporation dated October 15, 2002

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

INFORMAX, INC.

Date:	October 15, 2002	By:	/S/ Andrew P. Whiteley Andrew P. Whiteley Chief Executive Officer, President and Chairman of the Board

EXHIBIT INDEX

2.1.	Agreement and Plan of Merger dated as of October 15, 2002 by and among InforMax, Inc., Invitrogen Corporation, and Babcock, Inc.

4.1.	First Amendment dated as of October 15, 2002 to the Rights Agreement dated June 4, 2001 by and between InforMax and American Stock Transfer & Trust Company as Rights Agent

99.1.	Joint Press Release of InforMax, Inc. and Invitrogen Corporation dated October 15, 2002